EXHIBIT 32.1
REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

      Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, Susan M. Ivey, President and Chief Executive Officer, and Dianne M. Neal, Executive Vice President and Chief Financial Officer, of Reynolds American Inc., hereby certifies, to her knowledge, that:
      1) RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      2) the information contained in RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of RAI.
EXECUTED this 9th day of May, 2005.

/s/ Susan M. Ivey

Susan M. Ivey,
President and Chief Executive Officer
of Reynolds American Inc.

/s/ Dianne M. Neal

Dianne M. Neal,
Executive Vice President and
Chief Financial Officer
of Reynolds American Inc.